Exhibit 5(ii)(B).2
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INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690
                                   Employer Identification Number:
Date:     SEP 26 1995                   56-1505767
                                   File Folder Number:
MEMC ELECTRONIC MATERIALS,              360092868
  INCORPORATED                     Person to Contact:
C/O PAUL G. GRIESEMER                   TECHNICAL SCREENER
720 OLIVE STREET 24TH FLOOR        Contact Telephone Number:
ST. LOUIS, MO 63101                (312) 435-1040
                                   Plan Name:
                                     RET SAVINGS PLAN

                                   Plan Number:  003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on December 21, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the minimum coverage requirements on the basis of the average benefit test in section 410(b)(2) of the Code.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan also satisfies the requirements of section
1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                             Sincerely yours,


                             /s/ Robert W. Brock
                             ------------------------
                             Robert W. Brock
                             District Director

Enclosures::
Publication 794